Exhibit 99.1

Outbrain announces partial repurchase of 2.95% Convertible Senior Notes due 2026

New York - April 17, 2023 - Outbrain Inc. (NASDAQ: OB), a leading recommendation platform for the open web, announced today that it has repurchased $118 million in aggregate principal amount of the 2.95% Convertible Senior Notes due 2026 (the “Convertible Notes”) via a privately negotiated repurchase agreement with Baupost Group Securities, L.L.C., the sole holder of the Convertible Notes. The Company paid, including accrued interest, approximately $96 million in cash representing a 19% discount to par value. As a result, Outbrain will record a pre-tax gain of approximately $22 million in the second quarter of 2023.

Following the closing of the repurchase, approximately $118 million principal amount of the Convertible Notes out of the initially issued principal balance of $236 million, will remain outstanding and continue to be subject to the terms of the indenture dated as of July 27, 2021 pursuant to which they were issued.

“We believe that, considering the strength of our balance sheet and our financial discipline, repurchasing 50% of the Convertible Notes at a considerable discount is a positive capital allocation decision for our shareholders,” said Jason Kiviat, Outbrain's CFO.

This press release does not constitute an offer to sell or a solicitation to buy any of the Convertible Notes described herein, nor shall there be any offer, solicitation, or sale of the Convertible Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. Nothing in this press release should be construed as an offer to repurchase any Convertible Notes.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” "foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including but not limited to: risks and uncertainties associated with the SVB closure; overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing conflict between Russia and Ukraine, supply chain issues, inflationary pressures, labor market volatility, and the pace of recovery or any resurgences of the COVID-19 pandemic; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict user engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; significant fluctuations in currency exchange rates; failures or loss of the hardware, software and infrastructure on which we rely, or security breaches; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2022 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Outbrain
Outbrain (Nasdaq: OB) is a leading recommendation platform for the open web. Our technology enables 10 billion daily recommendations to consumers across more than 7,000 online properties and connects advertisers to these audiences to grow their business. Founded in 2006, Outbrain is headquartered in New York with offices in 17 cities worldwide.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999